UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20599

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 29, 2004

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 29, 2004, Bassett Furniture Industries, Inc. (the “Company”) entered into a two-year $40 million revolving credit facility with Branch Banking and Trust Company (“BB&T”), amending and restating an existing credit facility with BB&T scheduled to mature in 13 months. Pursuant to the terms of the agreement, the Company may borrow funds subject to a borrowing base determined on the basis of eligible accounts receivable and inventory. The Company may draw down funds as a revolving loan, a swingline loan, to obtain letters of credit under the facility, or to provide for Company-guaranteed grand opening order loans to licensed Bassett Furniture Direct stores (“licensee loans”). The credit facility limits the amount of licensee loans to $20 million. In the event of default by an independent dealer under a guaranteed loan, the Company may be required to purchase the underlying note for that loan. The Company believes the risk of loss, in such event, is mitigated through a combination of options that include, but are not limited to, pursuing payment of the notes from the independent dealers, liens on inventory and personal guarantees of the notes (the proceeds of which are estimated to cover the maximum amount of the Company’s future payments under the guarantee obligations). The Company’s obligations under the facility are guaranteed by certain of the Company’s subsidiaries. In connection with the credit facility, the Company and these subsidiaries also entered into a security agreement granting BB&T a continuing security interest in certain assets, including their accounts receivable and inventory.

Interest on outstanding borrowings is LIBOR plus 1.5%. The Company may issue letters of credit under the credit facility in amounts up to $10 million. The credit facility contains various covenants which are usual and customary for credit facilities of this nature. These covenants include, among others, requirements to maintain a maximum ratio of debt to equity and a minimum level of net worth. The credit facility also contains usual and customary events of default on the occurrence of such things as nonpayment of amounts due under the credit facility and the violation of covenants and other contract provisions (subject in certain cases to customary grace and cure periods). If an event of default occurs, the Company may be required to immediately repay all outstanding obligations under the credit facility and purchase the licensee loans.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Listing of Exhibits

4A. Second Amended and Restated Credit Agreement with Branch Banking and Trust Company dated October 29, 2004.

4B. Second Amended and Restated General Security Agreement with Branch Banking and Trust Company dated October 29, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: November 4, 2004	By:	/s/ Barry C. Safrit
Barry C. Safrit
	Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Description

Exhibit No. 4A	Second Amended and Restated Credit Agreement with Branch Banking and Trust Company dated October 29, 2004.

Exhibit No. 4B	Second Amended and Restated General Security Agreement with BranchBanking and Trust Company dated October 29, 2004.